UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2010
BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-9169 (Commission File Number)	13-2807386 (I.R.S. Employer Identification Number)

530 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)
(212) 354-1280
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 29, 2010, Bernard Chaus, Inc. (the “Company”) amended and restated its Amended and Restated Factoring and Financing Agreement, by and among the Company, The CIT Group/Commercial Services, Inc. (“CIT”), Cynthia Steffe Acquisition, LLC and S.L. Danielle Acquisition, LLC (the “New Financing Agreement”).
The New Financing Agreement provides for a non-recourse factoring arrangement which provides notification factoring on substantially all of the Company’s sales on terms substantially similar to those in effect under the previous financing agreement. A factoring commission based on various rates is charged on the gross face amount of all accounts with minimum fees as defined in the agreement.
The New Financing Agreement eliminates the Company’s $30 million revolving line of credit and permits CIT to make loans and advances on a revolving basis in CIT’s “Sole Discretion,” which is defined in the New Financing Agreement as “the sole and absolute discretion exercised in good faith in accordance with customary business practices for similarly situated asset-based lenders in comparable asset-based lending transactions.” The New Financing Agreement also eliminates most of the financial reporting and financial covenants that had been required under the previous financing agreement, as well as eliminating the early termination fee and the fee for any unused line of credit. CIT also increased the applicable margin interest rate on borrowing by one point (from 2.00% to 3.00%) above the JP Morgan Chase Bank Rate, however, the applicable margin shall revert to the original 2.00% interest rate in the event that the Company achieves two successive quarters of profitable business.
Consistent with the Company’s obligations under the previous financing agreement, the obligations under the New Financing Agreement are secured by a first priority lien on substantially all of the Company’s assets, including the Company’s accounts receivable, inventory, intangibles, equipment, and trademarks, and a pledge of the Company’s interest in its subsidiaries.
In connection with entering into the New Financing Agreement, CIT waived certain events of default under the previous financing agreement resulting from the Company’s failure to comply with certain financing covenants set forth in the previous financing agreement.
The above is a brief summary of the New Financing Agreement and does not purport to be complete. Reference is made to the New Financing Agreement for a full description of its terms, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The description of the New Financing Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

10.1	Second Amended and Restated Factoring and Financing Agreement, dated March 29, 2010, by and among The CIT Group/Commercial Services, Inc., Bernard Chaus, Inc., Cynthia Steffe Acquisition, LLC and S.L. Danielle Acquisition, LLC. (Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Such portions have been filed separately with the Securities and Exchange Commission.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.
By:	/s/ David Stiffman
David Stiffman
Chief Operating Officer and Chief Financial Officer
Date: March 30, 2010

Exhibit Index

10.1	Second Amended and Restated Factoring and Financing Agreement, dated March 29, 2010, by and among The CIT Group/Commercial Services, Inc., Bernard Chaus, Inc., Cynthia Steffe Acquisition, LLC and S.L. Danielle Acquisition, LLC. (Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Such portions have been filed separately with the Securities and Exchange Commission.)